EXHIBIT 99.1

For Immediate Release	Contact: Bob LaRose
Landstar System, Inc.
www.landstar.com
February 2, 2006	904-398-9400
LANDSTAR SYSTEM REPORTS 36 PERCENT INCREASE IN REVENUE,
AN 80 PERCENT INCREASE IN DILUTED EARNINGS PER SHARE
AND DECLARES QUARTERLY DIVIDEND
Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported a 36 percent increase in revenue to a record $800 million in the fourteen-week 2005 fourth quarter, up from $590 million in the thirteen-week 2004 fourth quarter. Net income for the 2005 fourth quarter was a record $43.0 million, or $.72 per diluted share, compared to net income of $24.6 million, or $.40 per diluted share, in the 2004 fourth quarter. Operating margin in the 2005 fourth quarter was 8.9 percent compared with 6.9 percent in the 2004 fourth quarter.
Included in the 2005 fourth quarter revenue was $138 million of revenue related to disaster relief efforts for the various hurricanes that impacted the United States during the second half of 2005. These emergency transportation services were provided primarily under a contract between Landstar Express America, Inc. and the United States Department of Transportation/Federal Aviation Administration (the “FAA”). The revenue recognized under this contract during the 2005 fourth quarter generated $27.8 million of operating income which, net of related income taxes, increased net income by $16.7 million, or $.28 per diluted share. Included in the 2004 fourth quarter revenue was $35.9 million of revenue related to disaster relief efforts provided primarily under the contract with the FAA. The revenue recognized under the FAA contract during the 2004 fourth quarter generated $6.8 million of operating income which, net of related income taxes, increased net income by $4.2 million, or $.07 per diluted share. Revenue

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attributable to emergency transportation services provided primarily under the FAA contract increased operating margin in the 2005 and 2004 fourth quarters approximately 2.3 percent and 0.8 percent, respectively.
Landstar’s carrier group of companies generated $494 million of revenue in the 2005 fourth quarter, compared with revenue of $401 million in the 2004 fourth quarter. In the 2005 and 2004 fourth quarters, the carrier group invoiced customers $45.4 million and $23.2 million, respectively, in fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar Global Logistics, comprised of Landstar Express America and Landstar Logistics, generated $298 million of revenue, which included $138 million related to disaster relief services, in the 2005 fourth quarter compared with $181 million of revenue, which included $35.9 million related to disaster relief services, in the 2004 fourth quarter.
Net income for the 2005 fiscal year was $120.0 million, or $1.98 per diluted share, compared to net income of $71.9 million, or $1.16 per diluted share for the 2004 fiscal year. Operating margin for the 2005 fiscal year was 7.9 percent compared to 5.9 percent for the 2004 fiscal year. Included in net income for the 2005 fiscal year was $51.9 million of operating income related to $275.9 million of revenue from emergency transportation services provided under the FAA contract. This $51.9 million of operating income, net of related income taxes, increased net income $31.6 million, or $.52 per diluted share. Included in net income for the 2004 fiscal year was $11.8 million of operating income related to the $63.8 million of revenue from emergency transportation services provided primarily under the FAA contract. This $11.8 million of operating income, net of related income taxes, increased net income $7.3 million, or $.12 per diluted share. Also included in the 2004 fiscal year was $7.6 million of costs to settle one severe accident. This charge, net of related income tax benefits, reduced net income by $4.9 million, or $.08 per diluted share.
Revenue was $2.518 billion in the fifty-three week 2005 fiscal year, compared to revenue of $2.020 billion in the fifty-two week 2004 fiscal year. Landstar’s carrier group of companies generated $1.692 billion of revenue in the 2005 fiscal year, compared with $1.455 billion in the 2004 fiscal year. In the 2005 and 2004 fiscal years, the carrier group invoiced customers $126.9 million and $60.5 million, respectively, of fuel

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surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar Global Logistics generated $795 million of revenue, which included $275.9 million of revenue related to disaster relief services, in the 2005 fiscal year compared with $535 million of revenue, which included $63.8 million related to disaster relief services, in the 2004 fiscal year.
Landstar System, Inc. also announced that its Board of Directors has declared a quarterly dividend of $0.025 per share. The dividend is payable on February 28, 2006, to stockholders of record at the close of business on February 14, 2006. It is the intention of the Board of Directors to continue to pay a quarterly dividend on a go forward basis.
“I am extremely pleased with Landstar’s fourth quarter performance,” said Landstar President and CEO Henry Gerkens. “Consolidated revenue for the 2005 fourth quarter was the highest quarterly revenue in Landstar history and represented a 36 percent increase over the 2004 fourth quarter. In the 2005 fourth quarter, Landstar provided $138 million of transportation services in support of disaster relief efforts, including $19.5 million related to buses and $14.5 million for air transportation services. All of our contractors, agents and employees involved in the relief effort did an outstanding job. Overall, revenue at the carrier segment increased 23 percent and revenue at the global logistics segment increased 65 percent. Quarter over quarter revenue generated through other third party truck capacity providers (truck brokerage) increased 57 percent and revenue hauled by Landstar BCOs increased 19 percent. Excluding the revenue from hurricane relief efforts from both the 2005 and 2004 fourth quarters, revenue increased an impressive 20 percent.”
“Earnings per diluted share increased 80 percent over the 2004 fourth quarter, as Landstar’s operating margin improved to 8.9 percent, a 200 basis point increase over the 2004 fourth quarter. Excluding the effect of the revenue attributable to disaster relief efforts from both periods, operating margin increased 46 basis points to 6.6 percent in the 2005 fourth quarter.”
“For the 2005 full fiscal year, consolidated revenue increased 25 percent over the 2004 fiscal year and diluted earnings per share increased 71 percent. Excluding the effect of

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the revenue attributable to disaster relief efforts from both years, revenue increased 15 percent and diluted earnings per share increased 40 percent over the 2004 fiscal year.”
“We continued to add capacity in the quarter as the total number of approved capacity providers increased by more than 1,000 over the third quarter of 2005. Landstar continued to generate strong financial returns as the trailing twelve-month return on average equity remained high at 57 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 37 percent. During the 2005 fiscal year, we purchased 2,873,053 shares of Landstar common stock at a total cost of $95,600,000,” Gerkens said. “The Company may purchase up to an additional 2,525,227 shares of its common stock under its authorized share repurchase programs.”
Gerkens continued, “Demand for our services remained strong throughout January. Based upon the current level of business activity, I anticipate revenue growth for the 2006 first quarter as compared to the 2005 first quarter to be within a range of 18 to 22 percent, which includes revenue of $8 million attributable to emergency transportation services anticipated to be recognized in the 2006 first quarter. It is anticipated that the impact from the adoption of Statement of Financial Accounting Standard (“FAS”) No. 123(revised), Share-Based Payment, will reduce earnings per diluted share by approximately $.02 per share in the first quarter of 2006 and approximately $.09 per share for the 2006 full fiscal year. Based upon the current operating environment, a continued favorable economic environment and the projected impact of the adoption of FAS No. 123(revised), I anticipate Landstar’s earnings for the 2006 first quarter to be within a range of $.35 to $.40 per diluted share. Although Landstar Express America continues to have the FAA contract to provide emergency transportation services in 2006, it is not practical to project any such revenue for the full 2006 year. Making no estimate for such revenue in 2006 and excluding such revenue from the 2005 fiscal year, I expect our full year 2006 revenue growth over 2005 to be consistent with our year over year strategic goals of mid-teen revenue growth. In addition, based upon the previously mentioned revenue assumptions and before the adoption of FAS No. 123 (revised), I anticipate growth in diluted earnings per share for

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the full year 2006 over 2005 to be above the revenue growth rate for the year, again consistent with our long term goal.”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the company’s website at www.landstar.com. Click on Investors and then the webcast icon.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention”, “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions, including any such expressions with respect to the level of comfort with analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2004 fiscal year, described in the section Factors That May Affect Future Results and/or Forward-Looking Statements, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
About Landstar:
Landstar System, Inc. delivers safe, specialized transportation services to a broad range of customers world-wide. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party transportation capacity providers. Landstar’s carrier group, which

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is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc., delivers excellence in complete over-the-road transportation services. Landstar’s global logistics group, which is comprised of Landstar Global Logistics, Inc. and its subsidiaries Landstar Express America, Inc. and Landstar Logistics, Inc., provides international and domestic, multimodal (over-the-road, air, ocean and rail) transportation, expedited, warehousing and contract logistics services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(Tables follow)

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Landstar System, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	Dec. 31,	Dec. 25,	Dec. 31,	Dec. 25,
	2005	2004	2005	2004
Revenue	$2,517,828	$2,019,936	$800,442	$589,724
Investment income	2,695	1,346	608	467

Costs and expenses:
Purchased transportation	1,880,431	1,510,963	594,415	444,224
Commissions to agents	203,730	161,011	68,041	47,597
Other operating costs	36,709	37,130	9,309	9,817
Insurance and claims	50,166	60,339	15,316	13,588
Selling, general and administrative	134,085	118,461	38,680	30,630
Depreciation and amortization	15,920	13,959	3,994	3,739

Total costs and expenses	2,321,041	1,901,863	729,755	549,595

Operating income	199,482	119,419	71,295	40,596
Interest and debt expense	4,744	3,025	1,550	812

Income before income taxes	194,738	116,394	69,745	39,784
Income taxes	74,782	44,522	26,785	15,218

Net income	$119,956	$71,872	$42,960	$24,566

Earnings per common share	$2.03	$1.19	$0.73	$0.41

Diluted earnings per share	$1.98	$1.16	$0.72	$0.40

Average number of shares outstanding:
Earnings per common share	59,199,000	60,154,000	58,610,000	60,609,000

Diluted earnings per share	60,492,000	61,800,000	59,862,000	62,141,000

Dividends paid per common share	$0.050		$0.025

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Landstar System, Inc.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	Dec. 31,	Dec. 25,	Dec. 31,	Dec. 25,
	2005	2004	2005	2004
External Revenue

Carrier segment	$1,691,668	$1,454,862	$494,054	$400,846
Global Logistics segment	795,136	534,922	298,367	181,128
Insurance segment	31,024	30,152	8,021	7,750

External revenue	$2,517,828	$2,019,936	$800,442	$589,724

Operating Income

Carrier segment	$171,236	$128,400	$57,276	$36,769
Global Logistics segment	60,856	26,211	26,898	11,921
Insurance segment	19,374	12,456	1,677	5,292
Other	(51,984)	(47,648)	(14,556)	(13,386)

Operating income	$199,482	$119,419	$71,295	$40,596

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Landstar System, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	Dec. 31,	Dec. 25,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$29,398	$61,684
Short-term investments	20,693	21,942
Trade accounts receivable, less allowance of $4,655 and $4,021	534,274	338,774
Other receivables, including advances to independent contractors, less allowance of $4,342 and $4,245	11,384	13,929
Deferred income taxes and other current assets	18,052	13,503

Total current assets	613,801	449,832

Operating property, less accumulated depreciation and amortization of $68,561 and $65,315	89,131	76,834
Goodwill	31,134	31,134
Other assets	28,694	26,712

Total assets	$762,760	$584,512

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$29,829	$23,547
Accounts payable	164,509	120,197
Current maturities of long-term debt	12,122	8,797
Insurance claims	27,887	32,612
Accrued compensation	20,299	14,609
Other current liabilities	44,850	40,317

Total current liabilities	299,496	240,079

Long-term debt, excluding current maturities	154,851	83,293
Insurance claims	37,840	32,430
Deferred income taxes	17,938	15,871

Shareholders’ equity:
Common stock, $.01 par value, authorized 160,000,000 and 80,000,000 shares, issued 64,151,902 and 63,154,190 shares	642	632
Additional paid-in capital	61,057	43,845
Retained earnings	412,970	295,936
Cost of 5,344,883 and 2,490,930 shares of common stock in treasury	(221,776)	(127,151)
Accumulated other comprehensive income (loss)	(211)	47
Notes receivable arising from exercises of stock options	(47)	(470)

Total shareholders’ equity	252,635	212,839

Total liabilities and shareholders’ equity	$762,760	$584,512

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Fiscal Year Ended		Fiscal Quarter Ended
	Dec. 31,	Dec. 25,	Dec. 31,	Dec. 25,
	2005	2004	2005	2004
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$1,249,159	$1,191,605	$342,578	$311,875
Other third party truck capacity providers	442,509	263,257	151,476	88,971

	$1,691,668	$1,454,862	$494,054	$400,846

Revenue per revenue mile	$1.92	$1.79	$2.11	$1.85

Revenue per load	$1,542	$1,391	$1,704	$1,507

Average length of haul (miles)	804	779	806	815

Number of loads	1,097,000	1,046,000	290,000	266,000

Global Logistics Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (2)	$159,273	$105,815	$67,765	$33,749
Other third party truck capacity providers	439,604	308,106	154,235	106,224
Rail, Air, Ocean and Bus Carriers (3)	196,259	121,001	76,367	41,155

	$795,136	$534,922	$298,367	$181,128

Revenue per load (4)	$1,555	$1,454	$1,724	$1,597

Number of loads (4)	334,000	324,000	93,000	91,000

	As of	As of
	Dec. 31,	Dec. 25,
	2005	2004
Capacity
Business Capacity Owners (1) (5)	8,011	7,800

Other third party truck capacity providers:
Approved and active (6)	14,014	11,077
Approved	8,497	7,144

	22,511	18,221

Total available truck capacity providers	30,522	26,021

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes revenue generated through Carrier Segment Business Capacity Owners.

(3)	Included in the 2005 fiscal year and fiscal quarter periods was $44,007,000 and $19,536,000 respectively, of revenue attributable to buses provided under the FAA contract.

(4)	Number of loads and revenue per load exclude the effect of revenue derived from emergency transportation services provided under the FAA contract.

(5)	Trucks provided by business capacity owners were 8,728 and 8,677, respectively.

(6)	Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.